PITTSBURGH & WEST VIRGINIA RAILROAD

LETTER TO SHAREHOLDERS AND
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS to be held May 26, 2011


April 29, 2011


Dear Shareholders,

	Pittsburgh & West Virginia Railroad (the "Trust") is the country's oldest public infrastructure-focused real-estate investment trust ("REIT") with ownership of 112 miles of main line railroad that has been leased to Norfolk Southern Corporation since 1964. Unlike most corporations, a REIT does not pay federal corporate income taxes on ordinary taxable income that is distributed to shareholders. The lack of double taxation is a significant advantage of the REIT corporate structure and a core part of the Trust's strategy to create value and increase long-term distributions for its shareholders.

	Historically, the Trust's operations have been limited to its existing railroad assets all of which are leased pursuant to a long term lease that has no income growth. As a result, the Trust faces risks associated with constraints on its revenue while the Trust's expenses continue to rise, including in particular, its public market compliance costs. To address this issue, the Trust made the strategic decision in early 2011 to broaden its business plan and acquire new sources of revenue.

	As a means of providing working capital to commence its business expansion, the Trust recently completed a rights offering. The trust is actively pursuing a number of new investments with a focus on infrastructure assets in the United States. Such investments may include railroad, transportation and energy infrastructure assets that are consistent with the Trust's public REIT status.
Such acquisitions, if consummated, are intended to create substantial value through growth in funds from operations (FFO) and dividends which should also lead to share price appreciation.

	In connection with the broadening of its business, the Trust recently inducted Mr. William S. Susman as a Trustee and has nominated Mr. Susman on this year's trustee ballot. Mr. Susman has 20 years of investment banking experience, including significant experience in the railroad industry having advised some of the largest railroad companies including CSX and Norfolk Southern Corporation on M&A and other advisory transactions. The Trust believes Mr. Susman is an excellent addition to the Board of Trustees and that his advice and guidance will benefit the Trust as it seeks to expand its business.

	The Trust also recently launched its corporate website at www.pwreit.com to establish an online presence and assist it with sourcing infrastructure investment opportunities. The Trust encourages its shareholders to periodically visit its website to monitor the Trust's progress.

	The Trust believes its public REIT structure is an important asset that has been underutilized in the past by limiting operations to a single asset. Although there is no assurance that the Trust will be successful in expanding its business, the Trust believes it is uniquely positioned to invest in infrastructure assets due to its REIT structure. We are confident that this is an exciting opportunity for the Trust and its shareholders as we embark on implementing a strategy to increase profitability, grow dividends and build long term value.

Notice of Annual Meeting

	The annual meeting of shareholders of Pittsburgh & West Virginia Railroad will be held on May 26, 2011 at 11:00 A.M., at the offices of Morrison Cohen LLP, 909 Third Avenue, New York, NY 10022, for the following purposes:

	(1)	To elect four trustees to serve until the next annual
meeting of shareholders and until their successors have been elected and qualified;

	(2) To ratify Gibbons & Kawash A.C. (a member of the BDO Seidman Alliance) as the Trust's independent audit firm;

	(3)	To transact such other business as may properly come
before the meeting.

	The Board of Trustees has fixed the close of business on April 7, 2011 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting or any adjournment thereof.

	The Trust's Annual Report with is enclosed with this proxy statement.


By order of the Board of Trustees,


/s/ David H. Lesser
CEO and Chairman of the
Board of Trustees


If you do not expect to attend in person please fill in, date, sign and return the enclosed proxy in the envelope provided. No postage is necessary if mailed in the United States. You may also cast your ballot on-line by following the instructions included with your proxy.


Forward-Looking Statements

This letter and notice to shareholders ("Letter") may contain include forward-looking statements within the meaning of the Securities Act of 1933, as amended, and Securities Exchange Act of 1934, as amended. Forward-looking statements are those that predict or describe future events or trends and that do not relate solely to historical matters. You can generally identify forward-looking statements as statements containing the words "believe," "expect," "will," "anticipate," "intend," "estimate," "project," "plan," "assume" or other similar expressions, or negatives of those expressions, although not all forward-looking statements contain these identifying words. All statements contained in this Letter regarding the Trust's future strategy, future operations, projected financial position, estimated future revenues, projected costs, future prospects, the future of the Trust's industries and results that might be obtained by pursuing management's current or future plans and objectives are forward-looking statements.

All forward-looking statements reflect the Trust's good faith beliefs, assumptions and expectations, but they are not guarantees of future performance. You should not place undue reliance on any forward-looking statements because the matters they describe are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond our control. Our forward-looking statements are based on the information currently available to us and speak only as of the date of this Letter. New risks and uncertainties arise from time to time, and it is impossible for us to predict these matters or how they may affect us. Over time, our actual results, performance or achievements will likely differ from the anticipated results, performance or achievements that are expressed or implied by our forward-looking statements, and such difference might be significant and materially adverse to our security holders.

For a further discussion of these and other factors that could cause the Trust's future results to differ materially from any forward-looking statements, see the section entitled "Risk Factors" in the Trust's final amended prospectus relating to the Trust's rights offering filed with the Securities and Exchange Commission on February 25, 2011, and other risks described in documents subsequently filed by the Trust from time to time with the Securities and Exchange Commission.




PITTSBURGH & WEST VIRGINIA RAILROAD
55 Edison Avenue
West Babylon, NY 11704



PROXY SOLICITATION STATEMENT


	This proxy statement is furnished in connection with the solicitation of proxies by the Board of Trustees of Pittsburgh & West Virginia Railroad (the "Trust") to be used at the annual meeting of shareholders to be held on May 26, 2011 in New York, NY, and at any adjournments thereof. This proxy statement and the accompanying form of proxy will be mailed to shareholders on or about April 29, 2011.

	At the close of business on April 7, 2011, the record date, there were outstanding and entitled to vote 1,623,250 shares of beneficial interest. Each share is entitled to one vote on each matter brought before the meeting. However, for the election of trustees, shareholders are entitled to cumulative voting; that is, each shareholder will have a number of votes equal to the number of his shares multiplied by the number of trustees to be elected, and may cast all such votes for a single nominee or may distribute them among the nominees in any manner. A proxy may be revoked at any time prior to the voting thereof, by giving notice to the Secretary of the Trust, in writing or in open meeting.

	The cost of soliciting proxies will be borne by the Trust. Solicitation may be made by mail or by telephone, facsimile, and electronic mail, by officers of the Trust without extra compensation. The Trust will reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of stock.

Voting

	If you hold our beneficial shares in your own name as a holder of record, you may instruct the proxies to vote your shares through any of the following methods:

*	using the internet, logging on to
http://www.proxyvote.com/ to gain access to the voting site to authorize the proxies to vote your shares;

*	using any touch-tone telephone, dial 1-800-690-6903 and follow the instructions;

*	signing, dating, and mailing the proxy card in the postage-
paid envelope provided.

Notice of Electronic Availability of Proxy Materials

	As permitted by rules adopted by the SEC in 2007, this proxy statement and our 2010 annual report are being furnished to our shareholders by posting them online and are accessible through http://www.proxyvote.com/.



The Board of Trustees' Voting Recommendations

	The Board of Directors recommends that you vote your shares "FOR" each of the Board's four nominees that are standing for election to the Board of Trustees (Proposal No. 1) and "FOR" the ratification of Gibbons & Kawash A.C. as our independent accountants (Proposal
No. 2).

Proposal Number 1: Election of Trustees

	The persons named in the proxy card intend to vote the proxy for the election of the nominees listed below, each to hold their respective office until the next annual meeting of shareholders, or until their successors are elected and qualified, unless you indicate on the proxy card that your vote should be withheld from any or all of the nominees. Four of the nominees are members of the present Board of Trustees, and other than Patrick R. Haynes, III and William S. Susman, were elected at the last Annual Meeting of Shareholders. If any nominee becomes unavailable for any reason, the proxies will be voted for the election of such substitute as may be designated by management.

      						Trustee
Nominee Name			Age	 Since 	Position
David H. Lesser			45 	 2009	Chairman and CEO

Virgil E. Wenger		80 	 1991	Trustee
						Chair, Audit Committee

Patrick R. Haynes, III		27	 2010	Trustee,
						Member, Audit Committee

William S. Susman		47	 2011	Trustee

Nominee Biographies

	Mr. David H. Lesser has been Chairman of the Board of Trustees since December 2010 and has been Chief Executive Officer since February 14, 2011. Mr. Lesser does not currently have an employment contract and does not currently receive remuneration at this time other than Trustee Fees. Mr. Lesser, whose career began in investment banking, has over 25 years of experience in real estate
investment and finance.   Mr. Lesser has previously held leadership
roles with public real-estate investment trusts (REITs), having served as a Senior Vice President of Crescent Real Estate Equities
and as a Director of Keystone Property Trust.  Mr. Lesser's
investment firm sponsored the merger of two real estate companies into a small capitalization REIT (American Real Estate Investments)
to ultimately form Keystone Property Trust which was listed on the
American Stock Exchange (ticker: KTR).   Prior to Crescent, Mr.
Lesser was a Director in Merrill Lynch's real-estate investment banking group. Mr. Lesser is currently, and has been for the past
15 years, president of Hudson Bay Partners, LP, an investment firm focused on real estate, real estate-related situations and alternative energy. He also serves as a trustee of the Town Hall in New York City. Mr. Lesser holds an M.B.A. from Cornell
University and a B.S. in Applied Management and Economics from Cornell University.

	Mr. Virgil E. Wenger, CPA, is currently, and has been for the past eight years, an independent consultant who primarily works with new start up ventures needing accounting services and financial planning assistance to determine investment and working capital needs. He also serves as chief financial officer for two private companies: Shareholder Intelligence Services, a provider of information to publically traded client companies of shareholder ownership, broker activity, and related analytics; and Econergy Corporation, a manufacturer and marketer of proprietary air conditioning systems. Mr. Wenger was previously a partner at Ernst
& Young LLP. He is a graduate of the University of Kansas, with a B.S. in Business Administration and of the Harvard Business School Advanced Management Program. Mr. Wenger has been Audit Committee Chairman since 2005, and is considered to be an independent trustee in accordance with the NYSE Amex Company Guide.

	Mr. Patrick R. Haynes, III joined the Board of Trustees in 2010. Mr. Haynes is currently employed by the Rockefeller Group
Investment Management Corp. ("RGIM") as a senior associate.  At
RGIM, Mr. Haynes is responsible for financial analysis, RGI's corporate acquisitions initiatives, and institutional fundraising.
Mr. Haynes began his career at Lehman Brothers in 2007 in the Real Estate Private Equity Group where he performed financial analysis, market research and due diligence for over $2.0 billion in potential real estate acquisitions across all asset classes nationally. Mr. Haynes also worked on the successful management buyout of Lehman's equity funds' advisory business, responsible for the management of approximately $18 billion in real estate assets globally. Mr. Haynes received a BA in U.S. History from Brown University. Mr. Haynes is a member of the Audit Committee and is considered to be an independent trustee in accordance with the NYSE
Amex Company Guide.

	Mr. William S. Susman joined the Board of Trustees in 2011. Mr. Susman has 20 years of investment banking experience, including significant experience in the transportation and railroad industry.
As the former head of Merrill Lynch's Transportation and Consumer Group, Mr. Susman advised numerous railroad clients, including Burlington Northern, CSX, Kansas City Southern, Norfolk Southern Railways, TMM and Union Pacific. Mr. Susman is currently the CEO of a boutique investment bank, William Susman Advisory, which is affiliated with Milestone Advisors. Prior to founding William
Susman Advisory, he was President of Financo, an investment bank focused on retail and consumer goods. Mr. Susman began his investment banking career at Salomon Brothers within their
transportation group.   Mr. Susman sits on the boards of two
private companies: Major Brands and Jonathan Adler Enterprises.
Mr. Susman is a graduate of the University of Michigan, with a B.S.
in Business Administration and earned a Masters from the Kellogg Graduate School of Management at Northwestern. Mr. Susman is considered to be an independent trustee in accordance with the NYSE Amex Company Guide.

THE BOARD OF TRUSTEES RECOMMENDS A VOTE FOR ELECTION
OF THE NOMINEES AS TRUSTEES OF THE TRUST

Proposal Number 2: Ratification of Independent Accountants

	The persons named in the proxy card intend to vote the proxy to ratify Gibbons & Kawash A.C. (a member of the BDO Seidman Alliance) as the Trust's independent audit firm. The firm of Gibbons & Kawash A.C. has served as the Trust's independent auditors since 1995 and was selected by the Audit Committee to perform the audit of the financial statements as of and for the year ending December 31, 2010.

	During fiscal years 2010 and 2009, respectively, the Trust paid Gibbons & Kawash, A.C. $39,090 and $62,292 for professional services rendered for the annual audit of the Trust's financial statements and for reviews of the Trust's financial statements filed in quarterly reports on Form 10-Q filed with the SEC.

	A representative of Gibbons & Kawash will be in attendance via conference call at the annual meeting to answer appropriate questions concerning the audit of the financial statements.

THE BOARD OF TRUSTEES RECOMMENDS RATIFICATION OF GIBBONS & KAWASH
A.C. AS THE TRUST'S INDEPENDENT ACCOUNTING FIRM

Remuneration

	The aggregate remuneration for services in all capacities paid or accrued in 2010 to all trustees and officers of the Trust as a group was $23,400. This consisted entirely of fees for accounting services performed by the Trust's secretary-treasurer of $12,000 and trustees fees of $11,400.

	On April 1, 2011, the Trust entered into a consulting agreement with Arun Mittal, its new Vice President of Business Development and Secretary-Treasurer, pursuant to which, Mr. Mittal is paid
$7,500 per month for his services. The Trust accepted the resignation of Robert McCoy, with an effective date of March 31, 2011. The Trust also terminated its existing office lease, effective March 31, 2011. The compensation to Robert McCoy and the office lease amounted to $30,000 per annum.

	The Trust does not currently have any equity pension, profit-sharing or deferred compensation plans.

Common Share Ownership of Certain Beneficial Owners and Management

	The following table sets forth as of the Record Date certain information regarding the ownership of common shares of beneficial interest, no par value ("Common Shares") by (i) each person who, to the knowledge of the Trust, beneficially owns more than 5% of the outstanding shares of Common Shares, (ii) each nominee for trustee of the Trust, (iii) each officer of the Trust and (iv) nominee trustees and officers as a group.

				 	Owned at March 31, 2011
Name of Beneficial HoldeRS		# of Shares	  % Outstanding
David H. Lesser (i) (ii)		120,995		    7.45%

Virgil E. Wenger			1,000		    0.06%

Patrick R. Haynes, III			1,037		    0.06%

Arun Mittal, Secretary-Treasurer &
     VP Business Development		4,000		    0.25%
---------------------------------------------------------------------
Nominee trustees &
officers as a group (ii)		127,032		    7.83%

(i) 	David H. Lesser has beneficial ownership of 120,995 Common
Shares as follows: (a) 1,075 directly; (b) 85,210 indirectly through Hudson Bay Partners, LP, a wholly-owned affiliate of Mr.
Lesser; and (c) 34,710 indirectly through HBP PW, LLC, an affiliate managed by Mr. Lesser.

(ii) 	In addition to the shareholdings disclosed above, the MEL
Generation Skipping Trust, a trust set up for the children of David H. Lesser, (the "MEL Trust") owns 10,383 shares of the Trust. David H. Lesser disclaims any beneficial, or pecuniary or residual interest in the shares owned by the MEL Trust, does not serve as Trustee and does not have the power to revoke the MEL Trust.

Related Party Transactions

	Please see "Remuneration" for information regarding compensation of our officers and trustees. There have been no other related party transactions during fiscal year 2010.


Shareholder Proposals

	Any shareholder proposal proposed to be presented at the next annual meeting must be received by the Trust no later than December 17, 2011. The Trust suggests that such proposals be addressed to David H. Lesser, CEO and Chairman, Pittsburgh & West Virginia
Railroad, c/o Richard Baumann, Morrison & Cohen LLP, 909 Third
Avenue, New York, NY 10022, and sent by certified mail, return receipt requested.

Audit Committee

	The Audit Committee's responsibilities include: (a) selection of the Trust's independent auditors, (b) discussing the arrangements for the proposed scope and the results of the annual audit with management and the independent auditors, (c) reviewing the scope of any non-audit professional services provided by the independent auditors, and (d) obtaining from both management and the independent auditors their observations on the Trust's system of internal accounting controls. The Trustees have adopted a written charter setting forth the responsibilities of the Audit Committee.
A copy of that charter is attached to this Proxy Statement.

	The Audit Committee consists currently of two Trustees, Virgil E. Wenger, Chairman and Patrick R. Haynes, III. Mr. Wenger is an audit committee financial expert as that term is defined by the United States Securities and Exchange Commission (SEC). Each member is able to read and understand basic financial statements, including a balance sheet, income statement and statement of cash flows. The Audit Committee met five times during 2010.

Audit Committee Report

	The Audit Committee has reviewed and discussed the financial statements with management and the auditors, including the critical accounting policies on which the financial statements are based.
The Committee discussed with the auditors their independence, received the letter from the independent auditors required by PCAOB Rule 3520, and discussed the matters required to be discussed by Statement on Auditing Standards No. 61. The Committee recommended to the Trustees that the audited financial statements for the year ended December 31, 2010 be included in the Trust's annual report on Form 10-K for that year.

Other Matters

	The Trust's Code of Conduct and Ethics, with which all officers and trustees must comply, are available in print by writing to the Company's Secretary-Treasurer at Pittsburgh & West Virginia
Railroad, 55 Edison Avenue, West Babylon, NY 11704.

	The Board held one regularly scheduled meeting during 2010 and on five occasions during the year, the trustees, after conferring, adopted Board resolutions by unanimous written consent. All of the trustees were in attendance at those meetings.

	The Board of Trustees does not have a standing compensation committee; however in 2010, the Board of Trustees established a nominating committee meeting consisting of David Lesser and Virgil Wenger to fill a board seat. In addition, the Board of Trustees established an Executive Committee in January 2011. The Executive Committee consists of David H. Lesser, Patrick R. Haynes, III and Virgil E. Wenger.

	Management knows of no other matters which are likely to be brought before the meeting, but if any such matters properly come before the meeting, the persons designated as proxies will vote thereon in accordance with their best judgment.

	This statement incorporates by reference the Trust's current Annual Report on Form 10-K, as filed with the Securities and Exchange Commission (SEC) and available from the SEC's website. If desired, a copy is available to shareholders, without charge, upon written request to the Secretary-Treasurer of the Trust at 55
Edison Avenue, West Babylon, NY 11704.


/s/ Arun Mittal
Arun Mittal
Secretary-Treasurer &
    VP of Business Development


Dated:  April 29, 2011



PITTSBURGH & WEST VIRGINIA RAILROAD
AUDIT COMMITTEE CHARTER


Organization

	There shall be a committee of the board of directors to be known as the audit committee. The audit committee shall be composed of at least two directors who are independent of the management of the corporation and are free of any relationship that, in the opinion of the board of directors, would interfere with their exercise of independent judgment as a committee member.

Statement of Policy

	The audit committee shall provide assistance to the corporate directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices of the corporation, and the quality and integrity of the financial reports of the corporation. In so doing, it is the responsibility of the audit committee to maintain free and open means of communication between the directors, the independent auditors, and the financial management of the corporation.

Responsibilities

	In carrying out its responsibilities, the audit committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practices of the corporation are in accordance with all requirements and are of the highest quality.

	In carrying out these responsibilities, the audit committee will:

*	Review and recommend to the directors the independent auditors to be selected to audit the financial statements of the corporation.

*	Review written disclosures regarding independence from the
independent auditors required by Independent Standards Board
Standard No. 1.

*	Meet with the independent auditors and financial management of the corporation to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors.

*	Review with the independent auditors and accounting personnel the critical accounting policies on which the financial statements are based, the adequacy and effectiveness of the accounting and financial controls of the corporation, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions, or procedures that might by deemed illegal or otherwise improper. Further, the committee periodically should review company policy statements to determine their adherence to the code of conduct.

*	Review the financial statements contained in the annual report to shareholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders. Any changes in accounting principles should be reviewed.

*	Provide sufficient opportunity for the independent auditors to meet with the members of the audit committee without members of management present. Among the items to be discussed in these meetings are the independent auditors' evaluation of the corporation's accounting, personnel, and the cooperation that the independent auditors received during the course of the audit.

*	Review accounting and financial human resources and succession planning within the company.

*	Submit the minutes of all meetings of the audit committee to, or discuss the matters discussed at each committee meeting with, the board of directors.

*	Investigate any matter brought to its attention within the
scope of its duties, with the power to retain specialists and outside counsel for this purpose if, in its judgment, that is appropriate.



Trustees

David H. Lesser
President of Hudson Bay Partners, LP

Virgil E. Wenger
Independent Consultant

Patrick R. Haynes, III
Associate of The Rockefeller Group Investment Management
Corporation

William Susman
Chief Executive Officer of William Susman Advisory

Larry R. Parsons
Chairman and Chief Executive Officer of Wheeling & Lake Erie
Railway Company

Officers

David H. Lesser
Chairman of the Board and Chief Executive Officer

Arun Mittal
Vice President of Business Development and Secretary-Treasurer

Transfer Agent and Registrar

Mellon Investor Services, L.L.C.
500 Ross Street
Pittsburgh, PA 15262
Attn: Mitzi Shannon
(800) 756-3353
http://www.melloninvestor.com/

Stock Listing

American Stock Exchange Ticker Symbol "PW"

Number of Shareholders of Record at December 31:

2010 - 607
2009 - 632
2008 - 657
2007 - 685